Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED MASTER SEPARATION AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED MASTER SEPARATION AGREEMENT (this “First Amendment”), dated as of July 22, 2013, is made by and between COMPUWARE CORPORATION, a Michigan corporation (“Compuware”) and COVISINT CORPORATION, a Michigan corporation (“Covisint”), and amends that certain Amended and Restated Master Separation Agreement, dated as of May 13, 2013, by and between Compuware and Covisint (the “Master Separation Agreement”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Master Separation Agreement.

Background

Compuware and Covisint have requested a modification to the definition of “Purchase Date” in the Master Separation Agreement.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, Compuware and Covisint hereby agree as follows:

1. Amendment. The definition of “Purchase Date”, as set forth in Section 1.1 of the Master Separation Agreement, is hereby amended in its entirety to read as follows:

“Purchase Date” means (i) the delivery date of an option holder’s notice of intended exercise of options to purchase Common Stock granted pursuant to the Covisint 2009 Long Term Incentive Plan or (ii) the date immediately preceding the effective date of the occurrence of any other event that would (but for Section 7.1) cause the Vote Ownership Percentage to fall below 80.1%.

2. Miscellaneous.

(a) Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Master Separation Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Master Separation Agreement are ratified and confirmed and shall continue in full force and effect. Compuware and Covisint agree that the Master Separation Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

(b) Counterparts. This First Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(c) Interpretation. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

COMPUWARE CORPORATION

By:	/S/ DANIEL S. FOLLIS, JR.

Name:	Daniel S. Follis, Jr.

Title:	Senior Vice President, General Counsel and Secretary

COVISINT CORPORATION

By:	/S/ DAVID A. MCGUFFIE

Name:	David A. McGuffie

Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Master Separation Agreement]